Exhibit 99.1

NEWS RELEASE

CONTACT:
CreditRiskMonitor.com, Inc.
Jerry Flum, CEO
(845) 230-3030
ir@crmz.com

FOR IMMEDIATE RELEASE

CreditRiskMonitor Declares Its First-Ever Dividend

VALLEY COTTAGE, NY—December 7, 2009— CreditRiskMonitor (OTCBB: CRMZ) announced that its Board of Directors has declared a dividend of $0.10 per outstanding share of its common stock. The dividend will be payable on December 29, 2009 to shareholders of record of the Corporation at the close of business on December 18, 2009.

Jerry Flum, CEO said, “It is a great pleasure to announce the Corporation’s first dividend. As noted in our quarterly earnings announcements for 2009, this has been a record year, the company is debt free and is now generating excess cash beyond what is necessary to fund our growth. Many of our current shareholders have been long-term, patient investors. It is time to provide shareholders with some cash returns.”

CreditRiskMonitor (http://www.crmz.com) is an Internet-based publisher of financial information, designed to save time for busy corporate credit professionals that competes with Dun & Bradstreet, Equifax and Experian.

Safe Harbor Statement: Certain statements in this press release, including statements prefaced by the words "anticipates", "estimates", “believes", "expects" or words of similar meaning, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, expectations or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, among others, those risks, uncertainties and factors referenced from time to time as "risk factors" or otherwise in the Company's Registration Statements or Securities and Exchange Commission Reports.